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Exhibit 23-1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 31, 2003 relating to the financial statements and financial statement schedule, which appears in Rochester Gas and Electric Corporation's Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York
May 20, 2003

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  Exhibit 23-1
CONSENT OF INDEPENDENT ACCOUNTANTS